                      SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.



                                   FORM 8-K



                                CURRENT REPORT



                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934





                                November 20, 1998
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)





                            NEWCARE HEALTH CORPORATION
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



         Nevada                    0-24110                 86-0594391
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number



           6000 Lake Forrest Drive, Suite 200, Atlanta, Georgia  30328
           -----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code




                                (404) 252-2923
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

        (a) On November 20, 1998, Newcare Health Corporation (the "Regis-trant"), engaged Cherry, Bekaert & Holland, L.L.P. as its independent accountants for the fiscal year ended December 31, 1998. Also on November 20, 1998, Laney, Boteler & Killinger was dismissed as the Registrant's independent accountants.

        (b) Laney, Boteler & Killinger's report on the Registrant's financial statements for the fiscal years ended December 31, 1996 and December 31, 1997 contained no adverse opinion or disclaimer of opinion nor were they qualified as to uncertainty, audit scope or accounting principles.

        (c) The Registrant's Board of Directors made the decision to engage Cherry, Bekaert & Holland, L.L.P.. The Registrant has an audit committee which also approved the decision to change auditors.

        (d) In connection with the prior audits for the fiscal years ended December 31, 1996 and December 31, 1997, there have been no disagreements with Laney, Boteler & Killinger on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

        (e) The Registrant did not consult with Cherry, Bekaert & Holland, L.L.P. with regard to any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Registrant's financial statements.

        (f) The Registrant has requested that Laney, Boteler & Killinger review the disclosures contained herein and that firm has been given an opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of its views, or the respect in which it does not agree with the statements made by the Registrant herein. Such letter is filed as an exhibit to this Report.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) EXHIBITS.

         Exhibit 16.     Letter from Laney, Boteler & Killinger



                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   NEWCARE HEALTH CORPORATION



Dated: November 24, 1998           By:/s/ James H. Sanregret
                                      James H. Sanregret, Chief
                                      Financial Officer